Exhibit 10.15


                               STOCK PUT AGREEMENT


     THIS AGREEMENT made as of this 15th day of October, 2003 between DONALD F. CONWAY, THE CHAPTER 11 TRUSTEE FOR THE BANKRUPTCY ESTATE OF ROBERT E. BRENNAN (the "Seller"), maintaining an office at Druker, Rahl & Fein, 3625 Quakerbridge Road, Hamilton, New Jersey 08619, and INTERNATIONAL THOROUGHBRED BREEDERS, INC., a Delaware corporation ("Purchaser" or "ITB") maintaining an office at 211 Beningo Boulevard, Bellmawr, New Jersey 08031.

                                   Background

     A. On August 7, 1995, Robert E. Brennan (the "Brennan") filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of New Jersey, Case No. 95-35502(KCF). Seller is the duly appointed Chapter 11 Trustee of the Brennan bankruptcy estate.

     B. ITB is the corporate grandparent of ITG Vegas, Inc. ("ITG"). ITB derives substantially all of its revenue through ITG's operation of the Palm Beach Princess, f/k/a The Viking Princess, Patente of Navigation No. 14348-84-84-D, Radio Call Signal 3FNQ2, an ocean-faring casino cruise ship, registered in Panama (the "Ship"). ITG operates the Ship from the Port of Palm Beach, Florida. MJQ Corporation ("MJQ") holds title to the Ship. Francis W. Murray owns MJQ and is an officer and director of each of ITG, ITGD and ITB.

     C. ITG, ITB and the Seller, together with a number of other persons, are parties to that certain Master Settlement Agreement dated as of February 22, 2002 and effective as of April 30, 2001 (the "Master Settlement Agreement"), pursuant to which and also pursuant to certain Settlement Documents (as defined in the Master Settlement Agreement) the parties agreed to resolve certain matters between themselves as provided in the Master Settlement Agreement.

     D. The Seller is the holder of a certain Promissory Note dated as of May 13, 1999 in the principal amount of $12,000,000 made by MJQ (the "Note") and a certain Indenture of Second Note Mortgage also dated as of May 13, 1999, encumbering the Ship, made by MJQ to secure its obligations under the Note (the "Mortgage"; and collectively, together with the Note, the "Ship Obligations").

     E. Pursuant to the Master Settlement Agreement and a certain Purchase and Sale Agreement (as defined in the Master Settlement Agreement), ITG agreed to purchase the Ship Obligations from the Seller for a total purchase price of $13,750,000, $9,750,000 of which was due and payable on January 6, 2003 as a balloon payment (the "Balloon Payment"). ITG was unable to pay the Balloon Payment to the Seller as and when due, and on January 3, 2003, ITG and MJQ (collectively, the "Debtors") each filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Florida (the "Chapter 11 Cases").

     F. The Seller is the holder of 3,746,805 shares of common stock of ITB (the "ITB Shares"). Pursuant to the Master Settlement Agreement and a certain Stock Purchase Agreement (as defined in the Master Settlement Agreement and as amended) and certain Stock Option Agreement, ITB agreed to repurchase the ITB Shares from the Seller for the price of $.50 per share. In payment for the ITB Shares, ITB delivered to the Seller a certain Promissory Note dated December 13, 2002 in the original principal amount of $1,648,402.50 (the "Stock Note"), secured by a certain Pledge and Security Agreement also dated December 13, 2002 (as amended, the "ITB Security Agreement"). ITB has defaulted in its obligations under the Stock Note.

     G. The Debtors, ITB and the Seller have engaged in good faith in negotiations with the objective of reaching an agreement with regard to the Debtors' plan of reorganization in the Chapter 11 Cases (the "Plan") and the restructure of ITB's obligations pursuant to the Stock Note. The Seller has entered into a certain Amendment to Master Settlement Agreement executed simultaneously herewith (as the same may be amended, modified or supplemented, from time to time, the "Amendment Agreement") with the Debtors and ITB pursuant to which the Seller agreed to restructure the respective outstanding obligations of the Debtors and ITB pursuant to the Master Settlement Agreement, the Purchase and Sale Agreement, the Stock Purchase Agreement, the Stock Note and Stock Option Agreement (the "Payment Obligations") on the terms and conditions described therein.

     H. The Seller is willing to restructure the Payment Obligations pursuant to the Amendment Agreement on certain conditions. One such condition is that the Pledgor shall have entered into this Agreement which replaces and cancels the Stock Option Agreement as more fully set forth below. This Agreement is being executed and delivered pursuant to Section 9.2 of the Amendment Agreement.

     I. Purchaser agrees to purchase all shares of ITB common stock, if any, that Seller may come into possession and control of (the "Future Shares")
(except for shares purchased in the open market or private sale) and, in Seller's sole discretion, elects to sell (the "Put Shares").

                                    Agreement

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. Requirement to Purchase Shares. Subject to the terms of this Agreement, Seller shall have the right, but no obligation, to sell any Future Shares and Purchaser hereby agrees to purchase all Put Shares (i.e. all Future Shares that Seller elects to sell) for the price per share set forth in Section 2.

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     2.  Purchase  Price.  The purchase  price per share for the Put Shares (the
"Purchase Price") shall be U.S. $.50 (fifty cents). The per share Purchase Price shall be equitably adjusted in the event of any stock split, reverse stock split, recapitalization, reclassification, reorganization or other transaction which affects the capital structure of ITB or changes the number or the nature of the Put Shares from the date hereof to the Closing.

     3. Notice of Put Shares. At any time after the Effective Date of the Plan, the Trustee may provide written notice to Purchaser of his election to sell Put Shares until the earlier of (a) the closing of Brennan's bankruptcy proceeding under section 350 of the Bankruptcy Code or (b) all the Secured Obligations have been indefeasibly paid and/or performed in full.

     4. Payment of Purchase Price. The Purchase Price shall become due and payable immediately upon the thirtieth (30th) day after the date that all Secured Obligations have been indefeasibly paid in full or if such day is not a Business Day, the next Business Day (the "Closing Date"). In the event that the Purchase Price is equal to or less than the sum of $50,000, it shall be paid in cash on the Closing Date. In the event that the Purchase Price exceeds the sum of $50,000, the Purchase Price shall be paid by Purchaser on the Closing Date by the delivery to Seller by Purchaser of its duly executed promissory note (the "Note") in the principal amount of the Purchase Price with principal payments due and payable in annual increments of $50,000 (the "Incremental Payment") with the first Incremental Payment due on the Closing Date and all subsequent Incremental Payments due on each successive anniversary date from the Closing Date. The last incremental payment of Purchase Price shall be hereinafter referred to as the Final Payment Date. By way of example, if the Purchase Price shall equal $140,000, Purchaser shall deliver (a) on the Closing Date the Note in the amount of $140,000 and make a cash payment in the amount of $50,000, (b) on the one year anniversary of the Closing Date, make a cash payment in the amount of $50,000, and (c) on the two year anniversary date of the Closing Date, make a cash payment in the amount of $40,000 (a/k/a the Final Payment Date).

     5. No Interest. No interest shall accrue on any portion of the Purchase Price deferred under Section 4 of this Agreement.

     6. Security for Purchase Price. In the event that any portion of the Purchase Price is paid by the Note, Purchaser's obligation under the Note shall be secured by all of the Put Shares and the parties shall enter into a new security agreement (the "Security Agreement") on terms and conditions mutually satisfactory to the parties.

     7. No Obligation of Seller to Take Shares. The parties acknowledge and agree that this Agreement is not intended to constitute an election of remedy of Seller in any action commenced in Brennan's bankruptcy proceeding. Seller shall have no obligation to take possession or control of Future Shares, regardless of its ability to do so.

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     8. Closing.

        (a) The closing of the purchase and sale of Put Shares (the "Closing") shall take place at the office of Drinker Biddle & Reath LLP, 500 Campus Drive, Florham Park, New Jersey 07932 on the Closing Date.

        (b) If the Purchase Price is $50,000 or less:

                (i) Seller shall deliver or cause to be delivered to Purchaser at the Closing the following:

                        (1)  certificates   representing  the  Put  Shares  duly
                        endorsed for transfer or with duly executed stock powers affixed thereto; and

                        (2) a certificate dated as of the Closing Date to the effect set forth in Section 10.

                (ii)    Purchaser shall deliver to Seller the following:

                        (1) Purchase Price in cash;

                        (2) a certificate, dated the Closing Date, to the effect set forth in Section 9; and

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                        (3) a copy of the  resolutions of the board of directors
                        of Purchaser authorizing the execution, delivery and performance by Purchaser of this Agreement.

        (c) If the Purchase Price is more than $50,000:

                (i) Seller shall deliver or cause to be delivered to Purchaser the following:

                        (1) at Closing, a certificate dated as of the Closing Date to the effect set forth in Section 10; and

                        (2) at Final Payment Date, certificates representing the Put Shares duly endorsed for transfer or with duly executed stock powers affixed thereto.

                (ii)    Purchaser shall deliver to Seller the following:

                        (1) at Closing, cash in the amount of $50,000;

                        (2) the Note;

                        (3) the Security Agreement;

                        (4) a certificate, dated the Closing Date, to the effect set forth in Section 9; and

                        (5) a copy of the resolutions of the board of directors of Purchaser authorizing the execution, delivery and performance by Purchaser of this Agreement.

     9. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller, knowing and intending that Seller is relying hereon, as follows:

        (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

        (b) The execution, delivery and performance of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and the transactions contemplated hereby;

        (c) This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms;

        (d) The execution, delivery and performance by Purchaser of this Agreement do not and will not (with or without the passage of time or the giving of notice) violate or conflict with Purchaser's certificate of incorporation or by-laws or any law or regulation, judgement or order binding upon Purchaser;

        (e) No consents, approvals of, or registrations, notifications, filing and/or declarations with, any court, government, governmental agency or instrumentality or any other person are required to be given or made by Purchaser in connection with the execution, delivery and performance of this Agreement; and

        (f) There are no judicial, administrative, governmental or other actions, proceedings or investigations pending, or, to the knowledge of Purchaser threatened against or involving Purchaser, that question any of the transactions contemplated by, or the validity of, this Agreement.

     10. Representations and Warranties of Seller. Seller represents and warrants to Purchaser, knowing that Purchaser is relying hereon, as follows:

        (a) Seller has the power to and authority to enter into this Agreement and perform its obligations hereunder.

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

        (b) This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

        (c) The execution, delivery and performance by Seller of this Agreement do not and will not (with or without the passage of time or giving of notice) violate or conflict with any law or regulation, judgment or order of any court or arbitrator binding upon Seller.

        (d) No, consents, approvals of or registrations, notifications, filings and /or declarations with any court, government, governmental agency or instrumentality or any other person are required to be given or made by Seller in connection with the execution, delivery and performance of this Agreement.

        (e) There are no judicial, administrative, governmental or other actions, proceedings or investigations pending, or to the knowledge of Seller, threatened against or involving Seller, that question any of the transactions contemplated by, or the validity of, this Agreement.

     11. Obligations of Purchaser Until Closing.

        (a) Purchaser shall not take any action with respect to its capital structure, or change the number, rights or the nature of the Shares or other shares of the capital stock of ITB, including, but not limited to, the effecting of a stock split, reverse stock split, recapitalization, reclassification, or reorganization, without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.

        (b) Purchaser shall promptly advise Seller in writing of the threat or commencement of any dispute, claim, action, suit, proceeding, arbitration or investigation which could materially adversely affect Purchaser's ability to perform its obligations under this Agreement or which challenges or may affect the validity of this Agreement.

        (c) Purchaser shall not take, or enter into any agreement or commitment to take, any of the following actions:

                (i) Purchaser shall not make any change in its authorized or issued capital stock, grant any stock option or other right to purchase shares of its capital stock or other securities or purchase, redeem, retire or make any other acquisition of any shares of any capital stock or other securities, except for: (1) the purchase of the Put Shares hereunder and the ITB Shares as contemplated by the Amendment Agreement and (2) issuance's by Purchaser of shares of its common stock upon the due exercise of stock options and warrants granted and outstanding as of the date hereof (a list of such options and warrants are set forth on Schedule A hereto). Notwithstanding the foregoing exception in 11(c)(i)(2) above,

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

                        Purchaser shall not permit Francis Murray to exercise any stock options held by him and Purchaser shall not issue any shares of its capital stock upon any attempted exercise or exchange thereof, except that Purchaser shall be permitted to extend the exercise date of any stock option(s).

                (ii)    Purchaser shall not liquidate or dissolve.

                (iii) Purchaser shall not sell all or a material portion of its assets.

                (iv) Purchaser shall not enter any agreement of merger, combination, or consolidation, unless such agreement expressly provides for Purchaser's consummation of the purchase of the Put Shares before any such merger, combination or consolidation may take place.

                (v) Purchaser shall not declare or pay any dividends or distributions.

                (vi)    Purchaser   shall   not   amend   its   certificate   of
                        incorporation or by-laws.

                (vii) Purchaser shall not unreasonably increase the cash compensation paid to its management.

        (d) Purchaser shall promptly advise Seller in writing, promptly after becoming aware, of any event or the existence of any fact which (i) makes untrue, or will make untrue as of the Closing, any representation or warranty of Purchaser set forth in this Agreement or (ii) would constitute a breach of this Agreement by Purchaser.

     12. Conditions Precedent to Seller's Obligations.

     The obligation of Seller to consummate the sale of Put Shares is subject to fulfillment by or at Closing of each of the following conditions:

        (a)  Purchaser's   representations  and  warranties  contained  in  this
Agreement shall be made again as at the Closing and shall then be true and correct in all material respects.

        (b) Purchaser shall have performed or complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Amendment Agreement to be performed or complied with by it prior to or at the Closing.

        (c) The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, investigation, or legal or administrative proceeding shall have been brought or threatened by any person other than Seller or an affiliate of Seller which questions the validity or legality of this Agreement or the transaction contemplated hereby.

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

     13. Conditions Precedent To Purchaser's Obligations.

     The obligation of Purchaser to consummate the purchase of Put Shares is subject to fulfillment by or at Closing of each of the following conditions.

        (a) Seller's representations and warranties contained in this Agreement shall be made again as at the Closing and shall then be true and correct in all material respects.

        (b) Seller shall have performed or complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Amendment Agreement to be performed or complied with by it prior to or at the Closing.

        (c) The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, investigation, or legal or administrative proceeding shall have been brought or threatened by any person other than Purchaser or an affiliate of Purchaser which questions the validity or legality of this Agreement or the transaction contemplated hereby.

        (d) Seller shall deliver to Purchaser good and marketable title to such Put Shares free and clear of all liens. Purchaser hereby acknowledges that the Put Shares may be held of record by non-United States persons and entities and, accordingly, Purchaser hereby waives, on behalf of itself and its stock transfer agent, any and all requirements that stock powers or other stock transfer documents bear signatures with "medallion guarantees".

     14. Termination.

     This Agreement may be terminated at any time prior to its expiration  under
Section 3 above:

        (a) by mutual written consent of Seller and Purchaser;

        (b) by Seller, if (i) any representation or warranty of Purchaser made in or pursuant to this Agreement is untrue or incorrect in any material respect,
(ii) Purchaser breaches in any material respect, obligation or other term of this Agreement and such breach is not cured within 10 days thereafter any covenant, or (iii) Purchaser breaches in any material respect obligation or other term of the Amendment Agreement and such breach is not cured as provided therein.

        (c) by Purchaser, if (i) any representation or warranty of Seller made in or pursuant to this Agreement is untrue or incorrect in any material respect,
(ii) Seller breaches any covenant or other term of this Agreement and such breach is not cured within 10 days thereafter ((i) and (ii) above being hereinafter referred to as a "Seller Event of Default") or (iii) any of the conditions precedent to Closing contained in Section 12 are not satisfied.

        (d) In the event of termination of this Agreement by either Seller or Purchaser as provided above, the Option shall immediately and automatically terminate and this

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

Agreement shall immediately become void and of no further force and effect, except that Seller and Purchaser shall have the remedies set forth in Section 15(a) and (b), respectively.

     15. Remedies.

        (a) In the event Purchaser breaches its obligation to consummate the purchase of Put Shares, Purchaser shall immediately be liable to Seller for the Purchase Price thereof, plus all costs of enforcement, collection and disposition, including, but not limited to, reasonable attorneys fees and costs (collectively, "Costs"). Without limiting any of its remedies, Seller shall have the right to sell the Put Shares to another party at any price. In the event Seller sells some or all of the Put Shares to a third party, the amount of Purchaser's liability hereunder shall be reduced by the net proceeds of such sale(s). Upon Seller's collection from Purchaser of the Purchase Price (or the balance thereof if Seller has previously sold some of the Put Shares), plus all Costs, Seller shall transfer to Purchaser the Put Shares which it has not previously sold. No failure to exercise and no delay in exercising on the part of Seller any right, remedy or power shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power preclude any other or further exercise thereof. The rights, remedies and powers herein provided are cumulative and not exclusive of any rights, remedies or powers provided herein or by law.

        (b) In the event of a Seller Event of Default, Purchaser shall be entitled to specific performance for the delivery of the Put Shares and injunctive relief, as well as all other remedies available at law or in equity, but only to the extent Seller obtains control of the Shares and the right to cause the transfer of Shares to Purchaser. Seller shall have no recourse against Donald Conway, individually.

     16. Survival. The representation and warranties made by the parties in this Agreement and in the certificates, documents and schedules delivered pursuant hereto shall survive the consummation of the transactions herein contemplated.

     17. Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, as follows:

                  To Purchaser:

                  International Thoroughbred Breeders, Inc.
                  211 Beningo Boulevard, Suite 210
                  Bellmawr, NJ 08031
                  Fax No. (856) 931-8165
                  Attention: Francis W. Murray, President

                  With Copy to:

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

                  Cozen O'Connor
                  The Atrium
                  1900 Market Street
                  Philadelphia, PA 19103
                  (215) 665-2000
                  Attention: David S. Petkun, Esquire

                  To Seller:

                  Mercadien, P.C.
                  3625 Quakerbridge Road
                  Hamilton, New Jersey 08619
                  (609) 689-9700
                  Attention: Donald F. Conway, Trustee

                  With Copy to:

                  Drinker Biddle & Reath LLP
                  500 Campus Drive
                  Florham Park, NJ  07932
                  (973) 360-1100
                  Attention: Robert K. Malone, Esquire

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto. A notice shall be deemed to have been given (a) upon personal delivery, if delivered by hand or courier, (b) three (3) days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed).

     18. Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflicts of laws, and any and all disputes under and/or related to this Agreement shall be resolved by the Bankruptcy Court.

     19. Waivers. Seller, on the one hand, and Purchaser, on the other hand, may, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance with any of the covenants and agreements of the other contained in this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

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     20.  Capitalized  Terms. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Amendment Agreement.

     21. Entire Agreement. This Agreement, including the documents incorporated herein by reference, constitutes the entire agreement of the parties concerning the subject matter hereof, and shall not be amended, modified or supplemented unless by written agreement executed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement supercedes all prior written and oral agreements among the parties concerning the subject matter hereof.

     22. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     23. No Assignment. The rights and obligations under this Agreement shall not be assignable to any person except with the written consent of the non-assigning parties or as may be assigned by Seller in accordance with Section 3 hereof.

     24. Further Assurance. Each party hereby agrees from time-to-time upon written request of the other, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by and to carry out the intent of this Agreement.

     25. Severability. In the event that any provision of this Agreement shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, and this Agreement shall otherwise remain in full force and effect.

     26. Brokers. The Seller and the Purchaser each represent and warrant that they have not employed any broker, finder or investment banker who might be entitled to any brokerage, finder's fee, underwriting discount or other fee or commission from the Purchaser or the Seller in connection with the sale of the Put Shares.

     27. Fees. Each party shall be responsible for all legal and other fees incurred by it in connection with the negotiation of this Agreement and the consummation of the transaction contemplated hereby.

     28. Headings. The headings set forth herein are for the convenience of reference only and shall not be used in the interpretation or construction of this Agreement.

     29. Voting of Shares; Standing: Purchaser acknowledges that Seller may obtain voting proxies for the Put Shares and Purchaser shall not object to Seller's voting of the Put Shares for which Seller has valid proxies on any matter for which a stockholder of ITB may vote. Purchaser also agrees that Seller shall have standing as a stockholder of ITB as to such Put Shares over which Seller has possession and control to bring, or participate in, any action, in the capacity of a stockholder, against ITB and/or its directors and officers.

     IN WITNESS WHEREOF, parties hereto have duly executed the Agreement on the date first above written.


  WITNESS:                                SELLER:


  ------------------------------------    ------------------------------------
                                          DONALD F. CONWAY, TRUSTEE
                                          For the Bankruptcy Estate of Robert E.
                                          Brennan


                                          PURCHASER:

  ATTEST:                                 INTERNATIONAL THOROUGHBRED
                                                            BREEDERS, INC.


  ___________________________________     By:_________________________________
                                             Name:
                                             Title:

                                   SCHEDULE A

                   ITB Outstanding Stock Options and Warrants.